UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2008

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2008, the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank") reviewed the results of the recent election of member directors by stockholders of the Bank and declared that the following member directors have been elected to the Board:

(1) Mr. John S. Milinovich, Executive Vice President, Treasurer and CFO of the Bank’s member Washington Federal Savings Bank, Washington, Pennsylvania, has been duly elected to serve a four-year term on the Board beginning January 1, 2009 and ending December 31, 2012; and

(2) Mr. Robert W. White, Chairman, President and CEO of the Bank’s member, Abington Bank, Jenkintown, Pennsylvania has been duly elected to serve a four-year term on the Board beginning January 1, 2009 and ending December 31, 2012.

Under the Housing and Economic Recovery Act amendments to the Federal Home Loan Bank Act ("FHLBank Act") effective July 30, 2008, the FHLBanks’ appointive director positions have been changed to nonmember independent director Bank stockholder elected positions. The FHLBanks’ federal regulator, the Federal Housing Finance Agency ("Finance Agency"), no longer appoints directors to fill these positions. The Bank conducted elections at large by the Bank’s stockholders for the Bank’s two open nonmember independent director positions. On November 21, 2008, the Board reviewed the results of the election and declared that the following independent directors have been elected to the Board:

(1) Patrick A. Bond, General Partner, Mountaineer Capital, L.P. has been duly elected to serve a four-year term on the Board beginning January 1, 2009 and ending December 31, 2012. Mr. Bond has served on the Bank’s Board as an appointed director since May, 2007; and

(2) Brian A. Hudson, Executive Director & Chief Executive Officer, Pennsylvania Housing Finance Agency has been duly elected to serve a four-year term beginning on January 1, 2009 and ending on December 31, 2012. Mr. Hudson has served on the Bank’s Board as an appointed director since May, 2007.

The elections of member directors and independent directors took place in accordance with the terms of the FHLBank Act and the Finance Agency Regulations. The newly elected member and independent directors will be paid director fees in accordance with the Bank’s 2009 Directors’ Fee Policy ("Fee Policy") which generally provides for a Bank director (other than chair, vice-chair and committee chairs) that attends all currently scheduled meetings in 2009 to be paid a total of $45,000. Under the Fee Policy, the total annual director fee is paid as a combination of a quarterly retainer fee and per meeting fees. At the time of this filing, the newly elected member and independent directors have not been named to serve on any committees of the Board for the term beginning on January 1, 2009.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as member directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Bank’s press release announcing: 1) the results of the member director and independent director elections and 2) the other individuals who will serve on the Bank’s Board in 2009. Attached as Exhibit 99.2 is the Bank’s letter to members regarding the 2008 member and independent director elections. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1 Press Release, dated November 24, 2008, issued by the Federal Home Loan Bank of Pittsburgh
99.2 Bank Letter to Members Regarding 2008 Director Elections

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 24, 2008	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 24, 2008, issued by the Federal Home Loan Bank of Pittsburgh
99.2	Bank Letter to Members Regarding 2008 Director Elections